Exhibit 10.7

Contract No. 2

Moscow	Date 09.07.2009

The Company, Antigenics, Inc., a Delaware, U.S.A. corporation, hereinafter referred to as the “Seller” in the person of Garo Armen, Chief Executive Officer, on the one part, and ISSI-Strategy LLC, a Russian corporation, hereinafter referred to as the Buyer, in the person of Alexey Shvetz, General Director,, on the other part, concluded the present Contract on the following:

I. Subject of the Contract.

1.1. The subject of this Contract (hereinafter the Contract) is a sale of pharmaceutical products (Oncophage vaccine basing on the registration certificate) hereinafter referred to as the Goods

1.2. The Seller shall deliver and the Buyer shall receive and pay for on the terms of the present Contract, in the quantity and at the prices for the unit of Goods, directly stipulated in the General Specification attached as Exhibit A of the Contract, which is the integral part of the present Contract.

1.3. Country of Origin: United States of America

1.4. The Seller shall deliver the Goods in the export pack, which will provide the Goods’ security from damages while transporting by any kind of transportation agreed to between the Seller and Buyer.

1.5. Product shall be supplied by air in accordance with the mandatory observance of temperature through the use of dry ice and other conditions of transportation necessary to transport such Goods. In the event of a breach by the Seller regarding the above requirements for delivery of the Goods, the Buyer may [**] that the [**] of shipped goods [**], after which the Goods [**] to [**] without [**] of [**] and at the [**] of the [**]. Corresponding amendment should be made to the English version of the Contract.

1.6. The batch of Goods must have individual packaging. The marking of the individual package and the insert are to be printed in Russian language.

1.7. Each individual package shall contain the following information in Russian:

-	selling company title and its trade mark

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

-	international non-proprietary name

-	methods of application

-	batch number

-	storage conditions

-	shelf-life

-	production date

Each shipment shall be accompanied by packing list. Marking shall be clearly done with indelible paint both in English and in Russian, stating as follows:

-	Point of destination

-	Buyer’s name and address

-	Seller’s name and address

-	Contract No

-	Name and quantity of goods

-	Release date and validity period

-	Gross weight

-	Net weight

-	Keep in dry place

-	Handle with care

-	Up

-	Case No

-	Storage temperature at -80 + or – 20 degrees

1.8. Freight packages (boxes), which need special treatment, must have additional internationally accepted marking.

1.9. The Buyer has the right, in case of [**] to the [**], to [**] to the [**] will all the [**] of the Goods to Buyer and [**], including [**] all at the [**].

II. Prices and Terms of Payment.

2.1. The total value of the Contract amounts is [**].

2.2. The purchase prices for the Goods are set in accordance with Art.1.2 of the present Contract (prices are stipulated in the General Specification to the Contract attached as Exhibit A) and are understood to be [**] as provided by Incoterms-2002 and the present Contract and any loss or damage thereafter shall be the responsibility of Buyer notwithstanding any other provision of this Contract. The prices shall stay firm and stable for a period of [**] after the date of the Contract.

2.3. Except as provided here, the prices include the cost of [**] and delivery on the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

mentioned terms. Buyer shall be responsible for payment of all value added taxes, customs fees and duties, custom broker services fees, and any others taxes fees and expenses payable in connection with the importation of Goods into Russia and the sale of Goods to customers within Russia.

2.4. Buyer shall pay Seller the price for each Good within [**] (Business Day defined as any day that banks in Moscow, Russia and NY, USA are open) of receipt of [**] or within [**] of [**] to the [**], whichever comes first. Payment of the Seller’s invoice in full is to be done by Buyer in USD by direct bank transfer to the Seller’s bank account.

III. Basis of Delivery.

3.1. The Seller delivers the Goods under the present Contract on [**] terms understood and interpreted as provided by Incoterms-2002 and the present Contract.

3.2. The time and date of delivery is considered the time and date of delivery of the Goods to [**].

3.3 Along with the shipped parcel should be sent following documentation:

-	Air delivery note

-	invoice

-	Packing list

-	Certificate of Quality Product

-	Insurance certificate

-	The certificate of analysis in English and Russian

3.4. The title for the Goods shall pass onto the Buyer at the [**] of [**] to [**].

NOTIFICATION OF SHIPMENT

3.5 Within [**] after shipment of the goods the Seller shall advise the Buyer by telefax the following information:

-	Date of shipment

-	Contract No

-	Waybill No

-	Description of goods

-	Total value of goods

-	Number of cases and packages

-	Gross weight

-	Mode of transportation including courier information

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

IV. Dates of Delivery. Acceptance of the Goods.

4.1. Shipment. The Seller delivers the Products using a carrier selected by Seller for shipment to the Buyer. Seller shall be responsible for selecting and making all arrangements for a Carrier to ship the Products from Seller’ manufacturing facility.

The Seller delivers the Goods in separate consignments in time, to the quantities and in assortment range agreed upon by the parties.

4.2. The agreement in respect of issues mentioned in the article 4.1 shall be reached according to the following procedure. Products may be ordered on a patient by patient basis by use of an order for in a form and substance agreed to by the parties (the “Product Order”). Each Product Order shall be for one batch of Product. The Product Order can be sent by the Buyer to the Seller by [**], or other agreed means of [**] communications, so long as an original of the Product Order is delivered to Seller within [**] of the placement of the Product Order via [**] or [**] or any other agreed to means of [**] communications. The [**] shall require that, in order for Buyer to obtain any Product, the institution ultimately receiving the Product from Buyer shall obtain the biomaterials necessary to produce such Product from the applicable patient, and such biomaterials must be received by Seller in useable form. Product manufacture for each batch of Product shall begin when Seller receives both a copy of the Product Order and the required [**] and Product manufacture shall be completed within [**] after commencement. However, each party hereby acknowledges and agrees that if Seller determines at any time in [**] that it cannot [**] and [**] the Product for any reason, Seller shall have [**] to [**] or any [**] for failure to [**] and [**] the Product. This shall be explicitly specified in each Product Order.

4.3. Receipt of the Goods is made:

On a patient per patient basis as per the number of range of the Goods – according to the Specification and packing lists as the quality - according to the quality, specified in the Certificate of Quality, given by the Seller.

V. Quality and Quantity of the Goods

5.1. Quantity of the Goods will be determined for each batch as per the invoices made by the Seller .

5.2. The quality of the Goods must be in conformity with the standards of the manufacturer and must be certified by the Certificate of Quality of the manufacturer.

Seller warrants to Buyer that the Products delivered to it pursuant to this Agreement:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

(a) are free from defects in material or workmanship and (b) shall conform to the Product specifications and to any technical conditions or standards provided by the certificate of analysis (EXHIBIT C)

5.3. The remaining shelf life of the Goods shall not be less than [**] of the shelf life stipulated by technical conditions or standard for the Goods.

5.4. Delivery of the Goods outside of the requirements of Section 5.3 is allowed only by agreement in writing with the Buyer.

VI. Claims.

6.1. Claims to the Seller may be made by the Buyer:

-	as per breakage and defective Goods - no later than [**] from the date of delivery of the Goods

-	as per units’ quantity – no later than [**] from the date of delivery of the Goods as per the quantity – within [**] of delivery.

6.4. The Seller shall consider the claim and reply in essence of the claim within [**] from the date of receipt of the claim

6.5. Making a claim as per the quality, the Buyer shall notify the Seller in writing of its quality claim. If the Seller agrees with the claim, the Buyer shall have [**] for [**] and shall have the right [**] to [**]. If the parties disagree, then a qualified independent third party shall resolve the dispute and the Buyer shall have the right [**] to [**] if such independent third party agrees with Buyer’s quality claim.

6.6. All [**] related to the [**] and [**] of the rejected Goods shall be [**] by [**] if the Goods are ultimately determined to be in non-conformance with the Contract; otherwise [**] shall be [**] by [**].

VII. Sanctions.

7.1. This Agreement shall be governed by the laws of [**] without giving effect to any conflict or choice of laws principle or rule that might otherwise cause the law of some other jurisdiction to govern, and the Parties agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods shall not apply to or affect any term of this Agreement.

7.2. In the case the delivery of Goods shall be impossible the Seller must inform immediately the Buyer and the Buyer shall have no payment obligation with respect to such undeliverable Goods.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

VIII. Force majeure.

8.1 Neither Buyer nor Seller shall be liable for any delay or failure to perform its obligations under this Contract because of events beyond its reasonable control and which were not reasonably foreseeable at the time of signing this Contract, including but not limited to strikes, riots, war, fire, acts of God, acts of government, supplier delays, and breakdown or general unavailability of materials or transportation facilities. In the event that a party’s non-performance extends for a period greater than [**] as permitted by this section, the other party may terminate the Contract upon written notice to the non-performing party.

IX. Termination

9.1 Either party may terminate the Contract in its entirety: (a) for cause upon the material breach of any obligation or responsibility by the other party which breach remains uncured for [**] after written notice thereof; or (b) upon [**] written notice, upon the bankruptcy, insolvency, or similar filing by or against the other party.

9.2 The Contract shall automatically terminate upon the termination or expiration of the [**] dated as of [**] ([**]) between the Buyer and Seller.

9.3 The Buyer also shall have the right to terminate the Contract in the event the Seller has not delivered a quantity of the Goods pursuant to a Product Order, if the delay in delivery of such Goods exceeds [**].

X. Arbitration.

10.1. Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the [**] at the [**] in accordance with its rules. The number of arbitrators shall be three. The seat of the arbitration shall be [**] in [**]. The arbitral proceedings shall be conducted in English.

XI. Final Part.

11.1. The present Contract comes into force from the date of its signing and is effective until the [**] of such date, unless terminated earlier in accordance with the terms of this Contract, or extended by written agreement of both parties.

11.2. All charges, including bank commissions, taxes and customs expenses on the territory of the Seller related to the execution of the present Contract shall be paid by the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

Seller. All charges, including bank commissions, taxes and custom’s expenses on the territory of the Buyer related to the execution of the present Contract shall be paid by the Buyer.

11.3. The receipt of export licenses, if needed, in the territory of the Seller, is the duty of the Seller. The receipt of the import licenses in the territory of the Buyer – is the duty of the Buyer.

11.4. All alterations, addenda and appendixes to the present Contract are valid only if they are drawn up in writing and signed by authorized representatives of the parties. Other terms and conditions with respect to the sale of Goods between Buyer and Seller and the business arrangement with respect thereto may be as agreed to between the parties in writing and signed by authorized representatives of the parties.

11.5. Neither party may assign, delegate, or subcontract its rights or obligations under this Contract without the prior written consent of the other party; provided, however, that Seller may assign all or any part of this Contract without Buyer’s consent to an Affiliate of Seller or to an entity that acquires substantially all of the business of Seller (or the portion of Seller’ business that relates to the Goods) through a sale, merger, asset transfer, or other corporate transaction or enters into a licensing, joint venture, distribution, co-commercialization or partnering transaction with Seller involving such business. The parties acknowledge that any assignment of this Agreement, pursuant to a sale, merger, asset transfer, other corporate transaction, or otherwise, shall be an assignment of the corresponding rights and obligations contained herein.

11.6 Any notice or other communication required or permitted by the Contract shall be in writing in the English language and sent to the addresses and been deemed given each as set forth in Article 15.12 of the Distribution Agreement.

11.7. The original of the present Contract is drawn up and signed in 4 copies with parallel Russian and English texts. In case of any discrepancies between the Russian and English versions, English shall govern.

XII. Addresses and bank particulars of the Parties.

The Seller:

Antigenics Inc.

Legal address:

3 Forbes Road, Lexington, MA 02421, USA

Banking Details:

Currency: United States Dollar (USD)

For Credit to: Antigenics Inc. DEL

Account #: [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

Silicon Valley Bank, Santa Clara, CA

FRB SF: ABA #[**]

Silicon Valley Bank, Santa Clara

3003 Tasman Drive

Santa Clara, CA 95054

The Buyer:

Legal address:

Suite 66, 3, Znamenskaya street, Krasnogorsk, Moscow region 143405, Russia

Banking Details:

SWIFT: SABRRUM3

Bank: Savings Bank of the Russian Federation

Srednerussky Head Office, Moscow,

Krasnogorsky Branch 7808

Currency: United States Dollar (USD)

Acc.No.: [**]

Currency: Euro

Acc.No.: [**]

XIII. Signatures of the Parties.

by and on behalf of the BUYER:

/s/ illegible

by and on behalf of the SELLER:

/s/ Garo H. Armen

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

EXHIBIT A

General Specification No	A
Contract No	2
Date	09.07.2009
Oncophage, solution for intradermal injection 25 µg/0.4 mL	[**] vials	Reg, No JICP-002472/08-030408	Unit Price (per invoice) USD Invoice price $[**]USD	Quantity [**]	Amount USD Price per [**] units [**]	Weight/pack netto (kg) [**] kg.	Total weight netto (kg) [**] kg. for [**] packs-

The Buyer:

XIII. Signatures of the Parties.

by and on behalf of the BUYER:

/s/ illegible
by and on behalf of the SELLER:
/s/ Garo H. Armen

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

EXHIBIT C

ANTIGENICS

3 Forbes Road, Lexington MA 02421

CERTIFICATE OF ANALYSIS

Product:	Russian Commercial Renal Cell Carcinoma Autologous Heat Heat Shock Protein (gp96)-Peptide Complex (HSPPC-96) in [**], 25 µg Dose
Part/Item #:	26000
Item Specification#:	IS-26000
Batch #:	XX-XXX-XXX
Unique Patent Code #:	000000XXX
Site of Manufacture:	Antigenics USA (Lexington, MA)
Date of Manufacture:	DDMMMYY
Storage Conditions:	-80[o]C ± 20[o]C
Dose:	Injection of 25 µg in 0.4mL

ATTRIBUTES	METHODS	SPECIFICATIONS	RESULTS
Appearance	[**]	[**]

pH	[**]	[**]

Identity	[**]	[**]

Purity	[**]	[**]

	[**]	[**]

Strength	[**]	[**]

Potency	[**]	[**]

	[**]	[**]

Safety	[**]	[**]

	[**]	[**]

*Strength is based on the amount of [**] that has an equivalent [**] to the test article.

— Do not use after DDMMMYY —

Quality Control Testing Results PASS                                    FAIL

Quality Control	Date

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.

Batch Disposition PASS                                    FAIL

Quality Assurance	Date

This Certificate of Analysis supersedes any previously issued Certificate of Analysis for this batch.

THIS DOCUMENT IS PROPRIETARY AND ITS CONTENTS ARE THE EXCLUSIVE PROPERTY OF ANTIGENICS, INC.

AN AUTHORIZED OFFICIAL COPY OF THIS DOCUMENT HAS THIS STATEMENT PRINTED IN RED. THIS

DOCUMENT MAY NOT BE REPRODUCED IN ANY FORM WITHOUT PRIOR WRITTEN PERMISSION FROM

ANTIGENICS INC.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unpredicted version of this exhibit has been filed separately with the Commission.